Form N-SAR,
Sub-Item 77I
Terms of new or amended
securities

Nuveen Investment Trust II
333-33607
811-8333

On January 17, 2006, under
Conformed Submission
485APOS, accession number,
0001193125-06-007325,
a Form N-1A was filed with
the SEC and is herein incorporated
by reference
as an exhibit to the Sub-Item 77I of
Form N-SAR.
This Form contained four new series
for Nuveen
Investment Trust II, Nuveen NWQ
Global All-Cap Fund,
Nuveen Santa Barbara Growth Fund,
Nuveen Santa Barbara Growth
Opportunities Fund and
Nuveen Santa Barbara Dividend
Growth Fund.
See the Prospectus for terms of the
securities.

On June 2, 2006, under Conformed
Submission
Type 485BPOS, accession number,
0001193125-06-122969,
a Form N-1A was filed with
the SEC and is herein incorporated
by reference
as an exhibit to the Sub-Item 77I of
Form N-SAR.
This Form contained four new series
for Nuveen

Investment Trust II, Nuveen
Symphony Small-Mid Cap
Core  Fund, Nuveen Symphony Mid-
Cap Core
Fund, Nuveen Symphony All-Cap
Core  Fund and
Nuveen Symphony Large-Cap Value
Fund.
See the Prospectus for terms of the
securities.